Exhibit 99.1

INTERLINE BRANDS, INC. ANNOUNCES RECORD DATE FOR SPECIAL MEETING OF STOCKHOLDERS

JACKSONVILLE, Fla., July 16, 2012 — Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading direct marketer and distributor of broad-line maintenance, repair and operations (MRO) products, today announced it has established a record date for determination of stockholders entitled to receive notice of, and vote upon, among other things, the proposal to adopt the previously announced Agreement and Plan of Merger, entered into on May 29, 2012 (the “Merger Agreement”), by and among the Company, Isabelle Holding Company Inc., a Delaware corporation (“Parent”), and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) at a special meeting of stockholders.  Parent is an affiliate of GS Capital Partners VI Fund, L.P. (“GS Capital Partners”).  One or more investment funds managed by P2 Capital Partners, LLC (“P2 Capital Partners” or “P2”) will also own an interest in Parent at the closing of the transactions contemplated by the Merger Agreement.

Interline’s stockholders of record at the close of business on Thursday July 26, 2012, will be entitled to receive notice of the special meeting and to vote at the special meeting.  The date, time and location of the special meeting of stockholders will be set and announced at a later time.

The parties currently expect to complete the merger by the end of the third fiscal quarter of 2012, subject to certain closing conditions, including the approval of Interline’s shareholders. Following completion of the transaction, Interline will become a privately held company and its stock will no longer trade on the New York Stock Exchange.

About Interline

Interline is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean. For more information, visit the Company’s website at http://www.interlinebrands.com.

About GS Capital Partners

Since 1986, the Goldman Sachs Merchant Banking Division and its predecessor business areas have raised 16 private equity and principal debt investment funds aggregating over $82 billion of capital (including leverage).  A global leader in private corporate equity investing, the GS Capital Partners family of funds focuses on large, high quality companies with strong management and funding acquisition or expansion across a range of industries and geographies.  Founded in 1869, Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  For more information, please visit www.gs.com/pia.

About P2 Capital Partners, LLC

P2 Capital Partners, LLC is a New York-based investment firm that applies a private equity approach to investing in the public market. P2 manages a concentrated portfolio of significant ownership stakes in high quality public companies in which it is an active shareholder focused on creating long-term value in partnership with management. The firm will also lead private equity transactions within its public portfolio. P2’s limited partners include leading public pension funds, corporate pension funds, endowments, foundations, insurance companies, and high net worth investors.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Parent, Merger Sub and the Company, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s shareholders to approve the transaction. Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, the Company filed a preliminary Proxy Statement with the SEC on June 20, 2012.  Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters. When completed, the final Proxy Statement will be mailed to shareholders of the Company. Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.interlinebrands.com.

PARTICIPANTS IN SOLICITATION

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Shareholders, which are filed with the SEC.  Additional information regarding the interests of such participants is included in the preliminary Proxy Statement filed with the SEC on June 20, 2012 and will be included in the final Preliminary Proxy Statement to be filed with the SEC.

CONTACT:	Lev Cela

Phone: 904-421-1441